               UCFC Acceptance Corporation         EXHIBIT 20.3
       Home Equity Loan Pass-Through Certificates
                     Series 1997-A1 and 1997-A2

             Statement To  Certificateholders

Distribution Date:  June 16, 1997

LOAN GROUP 1 PRINCIPAL BALANCE:                           365,753,104.78
TOTAL PRINCIPAL:                                            5,618,295.20
PREPAYMENTS:                                                5,111,930.03
NET LIQUIDATION PROCEEDS:                                           0.00
TOTAL INTEREST:                                             3,591,269.53

LOAN GROUP 2 PRINCIPAL BALANCE:                           173,327,044.92
TOTAL PRINCIPAL:                                            1,006,815.29
PREPAYMENTS:                                                  870,754.15
NET LIQUIDATION PROCEEDS:                                           0.00
TOTAL INTEREST:                                             1,427,143.93


SUBSTITUTION AMOUNTS GROUP 1:                                       0.00
LOAN PURCHASE PRICES GROUP 1:                                       0.00

SUBSTITUTION AMOUNTS GROUP 2:                                       0.00
LOAN PURCHASE PRICES GROUP 2:                                       0.00

RESERVE ACCOUNT BALANCE:                                   16,159,412.17

SPECIFIED RESERVE ACCOUNT REQUIREMENT:                     34,375,000.00

CUMULATIVE RESERVE ACCOUNT WITHDRAWALS
  AS OF THE CURRENT PAYMENT DATE:                                   0.00

SUBORDINATED AMOUNT AS OF THE CURRENT
  PAYMENT DATE:                                            93,500,000.00

GROUP 1 INSURED PAYMENT RELATING TO THE
  CURRENT PAYMENT DATE:                                             0.00
GROUP 2 INSURED PAYMENT RELATING TO THE
  CURRENT PAYMENT DATE:                                             0.00

                                       TOTAL            TOTAL
                                       ACCRUED          DUE
                                       -------          ----------
SERVICING FEES GROUP 1:                154,738.08       142,820.78
SERVICING FEES GROUP 2:                 72,639.11        68,837.68

GUARANTEE FEES DUE GROUP 1:                                   992,322.03
GUARANTEE FEES DUE GROUP 2:                                   220,037.65
                         Page 10
                         (c) COPYRIGHT 1997 Bankers Trust Company

               UCFC Acceptance Corporation
       Home Equity Loan Pass-Through Certificates
                Series 1997-A1 and 1997-A2

            Statement To  Certificateholders

Distribution Date:  June 16, 1997

GROUP 1 REALIZED LOSSES FOR THE
  RELATED REMITTANCE PERIOD:                                     0.00
GROUP 1 CUMULATIVE REALIZED LOSSES
  AS OF THE CURRENT PAYMENT DATE:                                0.00

GROUP 2 REALIZED LOSSES FOR THE
  RELATED REMITTANCE PERIOD:                                     0.00
GROUP 2 CUMULATIVE REALIZED LOSSES
  AS OF THE CURRENT PAYMENT DATE:                                0.00

CLASS A-1 LIBOR RATE FOR THE RELATED ACCRUAL PERIOD:          5.8500%

CLASS A-9 LIBOR RATE FOR THE RELATED ACCRUAL PERIOD:          5.9500%

-----------------------------------------------------------------------------------

DELINQUENT AND                                                              LOANS
FORECLOSURE LOAN               30 TO 59       60 TO 89      90 AND OVER     IN
INFORMATION                    DAYS           DAYS          DAYS            FORE-
                                                                            CLOSURE
-----------------------------------------------------------------------------------
PRINCIPAL BALANCE - GROUP 1   3,399,360.29     661,013.94         0.00       0.00
NUMBER OF LOANS                         65             13            0          0

PRINCIPAL BALANCE - GROUP 2   1,101,917.02     489,705.62   102,666.02       0.00
NUMBER OF LOANS                         14              6            1          0

AGGREGATE PRINCIPAL BALANCE   4,501,277.31   1,150,719.56   102,666.02       0.00
AGGREGATE NUMBER OF LOANS               79             19            1          0

Note: Quantity and Principal Balance of Foreclosures and Bankruptcies
      are Included in the Delinquency Figures.
-----------------------------------------------------------------------------------

LOANS IN BANKRUPTCY PROCEEDINGS-GROUP 1:                             9

PRINCIPAL BALANCE OF LOANS IN
  BANKRUPTCY PROCEEDINGS-GROUP 1:                           548,252.77

LOANS IN BANKRUPTCY PROCEEDINGS-GROUP 2:                             2

PRINCIPAL BALANCE OF LOANS IN
  BANKRUPTCY PROCEEDINGS-GROUP 2:                            53,432.24

REO LOANS - GROUP 1:                                                 0
PRINCIPAL BALANCE OF REO LOANS - GROUP 1:                         0.00

REO LOANS - GROUP 2:                                                 0
PRINCIPAL BALANCE OF REO LOANS - GROUP 2:                         0.00

BOOK VALUE OF REO PROPERTY, IF AVAILABLE:                         0.00
REO PROCEEDS:                                                     0.00

REO PROPERTY MATTERS:              (SEE ATTACHMENTS IF ANY)

OTHER FORECLOSURE INFORMATION:     (SEE ATTACHMENTS IF ANY)

                                   (c) COPYRIGHT 1997 Bankers Trust Company

               UCFC Acceptance Corporation
       Home Equity Loan Pass-Through Certificates
                Series 1997-A1 and 1997-A2

            Statement To  Certificateholders

Distribution Date:  June 16, 1997


CLASS A-1 INTEREST SHORTFALL AMOUNT:
CLASS A-2 INTEREST SHORTFALL AMOUNT:                         0.00
CLASS A-3 INTEREST SHORTFALL AMOUNT:                         0.00
CLASS A-4 INTEREST SHORTFALL AMOUNT:                         0.00
CLASS A-5 INTEREST SHORTFALL AMOUNT:                         0.00
CLASS A-6 INTEREST SHORTFALL AMOUNT:                         0.00
CLASS A-7 INTEREST SHORTFALL AMOUNT:                         0.00
CLASS A-8 INTEREST SHORTFALL AMOUNT:                         0.00
CLASS A-9 INTEREST SHORTFALL AMOUNT:                         0.00

CLASS A-1 PRINCIPAL SHORTFALL AMOUNT:
CLASS A-2 PRINCIPAL SHORTFALL AMOUNT:                        0.00
CLASS A-3 PRINCIPAL SHORTFALL AMOUNT:                        0.00
CLASS A-4 PRINCIPAL SHORTFALL AMOUNT:                        0.00
CLASS A-5 PRINCIPAL SHORTFALL AMOUNT:                        0.00
CLASS A-6 PRINCIPAL SHORTFALL AMOUNT:                        0.00
CLASS A-7 PRINCIPAL SHORTFALL AMOUNT:                        0.00
CLASS A-8 PRINCIPAL SHORTFALL AMOUNT:                        0.00
CLASS A-9 PRINCIPAL SHORTFALL AMOUNT:                        0.00



CLASS A-1 CARRY-FORWARD AMOUNT:                              0.00
CLASS A-2 CARRY-FORWARD AMOUNT:                              0.00
CLASS A-3 CARRY-FORWARD AMOUNT:                              0.00
CLASS A-4 CARRY-FORWARD AMOUNT:                              0.00
CLASS A-5 CARRY-FORWARD AMOUNT:                              0.00
CLASS A-6 CARRY-FORWARD AMOUNT:                              0.00
CLASS A-7 CARRY-FORWARD AMOUNT:                              0.00
CLASS A-8 CARRY-FORWARD AMOUNT:                              0.00
CLASS A-9 CARRY-FORWARD AMOUNT:                              0.00


                              PAGE 12

                               (c) COPYRIGHT 1997 Bankers Trust Company